UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In light of recent events, such as regulatory actions impacting other biologics developers with respect to their selected fill and finish facilities, Coherus BioSciences, Inc. (the “Company”) has determined that it is prudent to put into place an alternative fill and finish vendor to support the Company’s adalimumab (Humira®) biosimilar candidate CHS-1420’s Biologics License Application (“BLA”) filing. This change will move the projected filing timing for the CHS-1420 BLA to the first half of 2018. The Company has identified other vendors it believes can successfully meet the appropriate regulatory standards and scrutiny. Notwithstanding the delay, the Company believes this de-risking decision will enhance the long-term prospects of gaining approval within the standard review cycle, thereby avoiding post-review delays which would be costlier in the long run.

The Company plans to leverage the additional time to further advance its legal strategy and formulation development efforts for CHS-1420.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	COHERUS BIOSCIENCES, INC.

	By:	/s/ Matthew Hooper
	Name:	Matthew Hooper
	Title:	Executive Vice President, General Counsel